UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2009, Nalco Holding Company (the “Company”) appointed Mr. Scott J. Hinkle Controller (performing the role of principal accounting officer) for the Company, beginning on January 1, 2010. Mr. Hinkle has served as the Regional Finance Director for Europe, Africa and the Middle East for a subsidiary of the Company since October, 2006. Prior to that, beginning in 2003, Mr. Hinkle was Director – Finance and Business Operations for the Industrial Division.

With his new role, Mr. Hinkle will receive the following changes in his compensation: his base salary will be increased to $210,000, his annual cash incentive target under the Company’s Amended and Restated Management Incentive Plan will be 35% of his base salary and his equity incentive target under the Company’s 2004 Stock Incentive Plan will be 35% of his base salary. Mr. Hinkle will otherwise continue to participate in the plans and benefits generally available to employees of the Company’s subsidiary, Nalco Company.

There are no family relationships between Mr. Hinkle and any director or officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/S/ STEPHEN N. LANDSMAN
Secretary

Date: December 11, 2009